THE ARBOR FUND
                         HANCOCK HORIZON FAMILY OF FUNDS
                        CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this 31st day of May, 2001, as amended August 13, 2001, by and between The Arbor Fund, a Massachusetts business trust (the "Trust"), and Horizon Advisers, an unincorporated division of Hancock Bank (the "Adviser").

The Adviser hereby agrees to waive its fee and/or reimburse expenses to the extent necessary to limit the total operating expenses at the following levels for a period of one year from the date of this Agreement for each of the following Hancock Horizon funds:

FUND                                                    TOTAL OPERATING EXPENSES
----                                                    ------------------------

Treasury Securities Money Market Fund
                  Trust Class                                     0.58%
                  Institutional Sweep Class                       0.83%
                  Class A                                         1.08%

Tax Exempt Money Market Fund
                  Trust Class                                     0.65%
                  Class A                                         0.90%

Strategic Income Bond Fund
                  Trust Class                                     0.75%
                  Class A                                         1.00%
                  Class C                                         1.75%

Value Fund
                  Trust Class                                     1.00%
                  Class A                                         1.25%
                  Class C                                         2.00%

Growth Fund
                  Trust Class                                     1.00%
                  Class A                                         1.25%
                  Class C                                         2.00%

Burkenroad Reports Fund
                  Class A                                         1.40%
                  Class D                                         1.65%

This Agreement shall be renewable at the end of each one year period for an additional one year period upon the written agreement of the parties hereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

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THE ARBOR FUND                             HANCOCK BANK


By: /s/ Timothy D. Barto                   By: /s/ David Lundgren

Title:  Vice Preisident                    Title:  Vice Preisident

Date:   9/25/01                            Date:   9/25/01